                                                                   EXHIBIT 11.01

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS OF DENALI INCORPORATED

                                                                                    FOR THE PERIOD
                                                              YEAR ENDED           DECEMBER 19, 1994
                                                        -----------------------   (DATE OF INCEPTION)
                                                         JUNE 28      JUNE 29         TO JULY 1,
                                                           1997         1996             1995
                                                        ----------   ----------   -------------------
PRIMARY
Average shares outstanding...........................    2,184,910    2,184,910        2,078,491
Net effect of dilutive stock options -- based on the
  treasury stock method using average market price...       12,627           --               --
                                                        ----------   ----------       ----------
          Total......................................    2,197,537    2,184,910        2,078,491
                                                        ==========   ==========       ==========
Net income (loss)....................................   $ (165,000)  $ (248,000)      $  (43,000)
Preferred stock dividends............................     (120,000)    (120,000)         (60,000)
Company's interest in subsidiary's earnings
  (losses)(A)........................................      472,400     (586,000)              (B)
                                                        ----------   ----------       ----------
Net income (loss) available for common
  shareholders.......................................   $  187,400   $ (954,000)      $ (103,000)
                                                        ==========   ==========       ==========
Per share amount.....................................   $     0.09   $    (0.44)      $    (0.05)
                                                        ==========   ==========       ==========

---------------

(A) Company's proportionate interest in subsidiary's earnings (losses) is presented separately only for subsidiaries in which the Company does not own 100% of common stock and common stock equivalents of the subsidiary.

(B) During this period the Company owned 100% of the common stock and common stock equivalent of the subsidiary.

                                                                                    FOR THE PERIOD
                                                              YEAR ENDED           DECEMBER 19, 1994
                                                        -----------------------   (DATE OF INCEPTION)
                                                         JUNE 28      JUNE 29         TO JULY 1,
                                                           1997         1996             1995
                                                        ----------   ----------   -------------------
FULLY DILUTED
Average shares outstanding...........................    2,184,910    2,184,910        2,078,491
Net effect of dilutive stock options -- based on the
  treasury stock method using average market price...       12,627           --               --
                                                        ----------   ----------       ----------
          Total......................................    2,197,537    2,184,910        2,078,491
                                                        ==========   ==========       ==========
Net income (loss)....................................   $ (165,000)  $ (248,000)      $  (43,000)
Preferred stock dividends............................     (120,000)    (120,000)         (60,000)
Company's interest in subsidiary's earnings
  (losses)(A)........................................      472,400     (586,000)              (B)
                                                        ----------   ----------       ----------
Net income (loss) available for common
  shareholders.......................................   $  187,400   $ (954,000)      $ (103,000)
                                                        ==========   ==========       ==========
Per share amount.....................................   $     0.09   $    (0.44)      $    (0.05)
                                                        ==========   ==========       ==========

---------------

(A) Company's proportionate interest in subsidiary's earnings (losses) is presented separately only for subsidiaries in which the Company does not own 100% of common stock and common stock equivalents of the subsidiary.

(B) During this period the Company owned 100% of the common stock and common stock equivalent of the subsidiary.